Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Synergy Resources Corporation
Platteville, Colorado

We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-3 (File numbers 333-177123, 333-186726, 333-188364 and 333-201732) and on Form S-8 (File number 333-191684) of our report dated October 28, 2014 relating to the financial statements and the effectiveness of Synergy Resources Corporation's internal control over financial reporting, which appear in this Form 10-K/A.

/s/ EKS&H, LLLP
Denver, Colorado
June 22, 2015